                                                                    EXHIBIT 11.1

                                SOLOPOINT, INC.
                      WEIGHTED AVERAGE SHARES COMPUTATION

                                                                         THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                              JUNE 30,                JUNE 30,
                                                                         -------------------   ----------------------
                                                                            1997       1996       1997       1996
                                                                         ---------  ---------  ---------  ----------
                                                                              (Unaudited)           (Unaudited)
Weighted average common shares outstanding.........................      3,499,780    906,873  3,499,780     922,748
Common equivalent shares from stock options, warrants, and Series
 A-6 and A-7 preferred stock granted or issued during the twelve
 month period (1)..................................................              -  1,050,185          -   1,050,185
                                                                         ---------  ---------  ---------  ----------
                                                                         3,499,780  1,957,087  3,499,780   1,972,933
                                                                         ---------  ---------  ---------  ----------

(1) Calculated as follows:
     Series A-6 and A-7 convertible preferred stock issued
      during the period September 15, 1995 through
      September 14, 1996...........................................        642,853
     Issuance of common stock during the period September 15, 1995
      through September 14, 1996...................................        362,062
     Options granted during the period September 15, 1995 through
      September 14, 1996...........................................         50,300
                                                                         ---------
                                                                         1,055,215

Shares assumed repurchased under the treasury stock method.........         (5,030)
                                                                         ---------
                                                                         1,050,185
                                                                         ---------
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